EXHIBIT 23




              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-52667) pertaining to the Lincoln National Corporation Employees' Savings and Profit-Sharing Plan of our report dated June 2, 1997 with respect to the financial statements and schedules of the Lincoln National Corporation Employees' Savings and Profit-Sharing Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1996.

                                           /S/  ERNST & YOUNG LLP

Fort Wayne, Indiana
June 25, 1997